Exhibit 5.1
Writer’s Direct Dial: +44 (0) 207 614-2380
E-Mail: pboury@cgsh.com
March 18, 2011
Santander UK plc
2 Triton Square, Regent’s Place
London NW1 3AN
England
Abbey National Treasury Services plc
2 Triton Square, Regent’s Place
London NW1 3AN
England
Ladies and Gentlemen:
     We have acted as special United States counsel to Santander UK plc, a public limited company incorporated in England and Wales (“Santander UK”), and Abbey National Treasury Services plc, a public limited company incorporated in England and Wales (“ANTS”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of debt securities of ANTS (the “Debt Securities”) guaranteed by Santander UK, with guarantees endorsed thereon of Santander UK in respect of the Debt Securities (the “Guarantees”). The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Debt Securities and the related Guarantees are to be issued under an indenture (the “Indenture”) to be entered into among ANTS, Santander UK and The Bank of New York Mellon, as trustee (the “Trustee”).

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     In arriving at the opinions expressed below, we have reviewed the form of the Indenture attached as an exhibit to the Registration Statement. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Debt Securities and the Guarantees endorsed thereon have been duly authorized by ANTS and Santander UK, as the case may be, and duly executed and authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement:
     1. The Debt Securities will be valid, binding and enforceable obligations of ANTS, entitled to the benefits of the Indenture.
     2. The Guarantees will be valid, binding and enforceable obligations of Santander UK, entitled to the benefits of the Indenture.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of ANTS or Santander UK, (a) we have assumed that each of ANTS and Santander UK and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities and the Guarantees, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to ANTS or Santander UK regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees are offered or issued as contemplated by the Registration Statement, (c) the Indenture will be duly executed and delivered by the Company and the Guarantor under the law of the State of New York and qualified under the Trust Indenture Act of 1939, as amended, and, when duly executed and delivered, will be a valid, binding and enforceable agreement of the Company

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and the Guarantor, (d) the Indenture and the Guarantees will conform to the forms thereof that we have reviewed and the terms of the Debt Securities will conform to the terms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Debt Securities are issued, and the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon ANTS or Santander UK, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over ANTS or Santander UK, as applicable, (e) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (f) ANTS and Santander UK, as the case may be, will authorize the offering and issuance of the Debt Securities and the Guarantees, as applicable, will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (g) certificates, if required, representing the Debt Securities (including the Guarantees endorsed thereon, as applicable) will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.
     With respect to the last sentence of Section 1.14 of the Indenture, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.
     We note that the designation in Section 1.14 of the Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Indenture is (notwithstanding the waiver in Section 1.14 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.
     The waiver of defenses contained in Section 12.03 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.
     We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.
     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the prospectus

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included in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Pierre-Marie Boury Pierre-Marie Boury, a Partner